Exhibit 10.6

Factory lease contract

Party A: Shenzhen Hetai Automobile Testing Co., Ltd. (hereinafter referred to as Party A) Address: No. 12, Yingtai Road, Yingtai Industrial Zone, Dalang Street, Longhua New District Contact number: 13760277688

Party B: Shenzhen Shengshi Elevator Co., Ltd. (hereinafter referred to as Party B) Address: Lianfengtai Industrial Park, 26 Qinghe Heping Road, Longhua New District Contact number: 0755-81481310

According to the "Contract Law of the People's Republic of China", "The Urban Real Estate Management Law of the People's Republic of China", "Shenzhen Special Economic Zone Housing Leasing Regulations" and its implementation rules, "Shenzhen Municipal People's Congress Standing Committee Decision on Strengthening Housing Leasing Safety Responsibilities", etc. The provisions of laws and regulations, through the agreement of both parties A and B, enter into this contract.

I. Lease location and area

Party A will lease its office building under the Yingtai Industrial Center of Dalang Office in Longhua New District, Shenzhen, to Party B for use.

1) Office building in Area c, with a total construction area of 2,500 square meters and two floors for industrial use;

2.) The total area of the above is 2,500 square meters. See the red line of the drawing for details.

2. The owner of the leased house and the right to use the land: Yingfenglong Industrial Development (Shenzhen) Co., Ltd.

3. The lease period

The lease term of this contract is for the following year, from September 1, 2016 to August 31, 2019.

4. rent and management fees

1) Both Party A and Party B jointly determined that the total area of the factory and auxiliary facilities of Party A is 2,500 square meters.

2) From September 1, 2016 to August 31, 2019, the monthly rent per square meter is 28 yuan, that is, the monthly total rent and property management fee for the plant and ancillary facilities is RMB 70,000.

3) Party B shall pay a monthly garbage clearance fee of RMB 800.

5. Party B shall deliver a leasing deposit of RMB 7,000 to Party A on the date of signing this lease contract, and pay RMB 14,000 (including the first month's rent and lease guarantee) when it is officially stationed. When Party A collects the rental deposit and rent, Party A issues a receipt and invoice to Party B.

6. The water, electricity and other expenses during the lease period shall be borne by Party B. Before Party A transfers the water meter to the name of Party B, Party A shall submit the water fee statistics table of meter reading to Party B before the 5th of each month. The water consumption is subject to a 5% loss.

7. During the lease period, Party B must pay the rent for the current month and the monthly water and electricity fee before the 5th of each month. If the rent or utility bill is overdue, the first 5 days will be paid to Party A for 0.5% of the amount due, and the 6th day. From the payment of 1% of the amount due to Party A as liquidated damages. If Party B fails to pay the rent or utility bill within 30 days after the deadline, Party B agrees that Party A has the right to take measures such as power outage and water stop until Party B pays the rent in full. And utilities. Party B agrees that Party B shall be responsible for the losses caused by the failure to pay the full amount of rent and utilities, and Party B shall agree that Party A has the right to terminate the contract in advance and confiscate the deposit. At the same time, Party B shall compensate Party A for the losses and rights defending expenses incurred by Party A. , including but not limited to: loss of rent, loss of water and electricity, legal fees, legal fees, and appraisal fees paid for handling this contract dispute.

8. During the lease period, Party A is responsible for the maintenance of the rental housing. Party B shall use the leased houses and its ancillary facilities reasonably. It shall not use the leased houses to engage in illegal activities, and shall abide by the relevant laws and regulations of the local government and pay the prescribed fees according to law; Party B shall handle relevant business, qualifications, taxation, etc. during the operation period. Relevant documents. Otherwise, Party A has the right to terminate the contract at any time, and the deposit will not be refunded. If the illegal operation of Party B leads to the instructions of the relevant government department and causes obstacles to the execution of this lease contract, the contract will be terminated naturally and the deposit will not be refunded. It shall be compensated for the losses caused by Party A, including but not limited to: loss of rent, loss of utility and water, legal fees paid for handling this contract dispute, legal fees, appraisal fees, etc., due to force majeure factors, or government This contract is allowed to be released or changed when the house is acquired, acquired, recovered or demolished, and when A and B are agreed.

9. Party A has a property management office in the industrial zone. It manages the rental. It has administrative, house, power, safety inspection, environmental sanitation and water and electricity supervision institutions. Party B should cooperate with Party A's various management tasks.

10. During the lease period, if Party B has obtained the consent of Party A in writing, it may renovate the rented house, but it shall not change its original main structure and use. The expenses incurred by the decoration shall be borne by Party B.

During the lease period, if the house is improperly used or unreasonably used, the house or its ancillary facilities may cause safety, damage or malfunction, and Party B shall be responsible for repair or compensation, and shall promptly notify Party A; Party B shall refuse to repair. Or compensation, Party A has the right to repair on behalf of, and has the right to recover all repair costs from Party B.

During the period of interest, if Party B causes improper use or unreasonable use of the house, causing loss or injury to Party A or a third party, Party B shall be responsible for compensation for all related expenses. Events of non-Party-party incident during the lease period shall be borne by Party B.

11. During the lease period, Party B has the responsibility to do a good job in surrounding environmental sanitation, city appearance, greening, safety, fire prevention, anti-theft, etc., and maintain a stable and normal public order in the industrial zone.

12. When the lease expires or the contract is terminated, Party B shall vacate and return the leased house within 10 days. Party B shall clean all wastes and garbage inside and outside the house, and the damaged place must be repaired, and the leased house and subsidiary shall be guaranteed. The facilities are in good condition, the building power supply lines and their supporting facilities cannot be dismantled, and the various expenses (including but not limited to rent, utilities, etc.) that should be borne by Party B shall be settled and the relevant handover procedures shall be handled. Party A shall recover the houses before Party B shall have the right to deduct the repair fee from the deposit if it is found to be damaged or fails to meet the requirements. If there is any deficiency, Party B shall still be fully compensated.

After Party B has paid all the fees payable, Party A will return the lease deposit to Party B without interest after Party A has passed the acceptance inspection by Party A.If Party B fails to relocate or return the leased house within the time limit, Party A has the right to take back the leased house and collect double rent from Party B from the date when Party B overstays the leased house.

12. If the lease term agreed upon in this contract expires and Party B needs to continue to rent the leased house, it shall submit a request for renewal of the lease to Party A within 3 months before the expiration of the lease term. If A and B are renewed to reach an agreement, The contract shall be re-contracted; if both Party A and Party B fail to reach an agreement on the renewal of the lease, they shall be dealt with in accordance with the provisions of Article 13 of this contract on the date of termination of the lease contract.

13. This contract is not invalid due to the change of the signature of any party. The successor must still continue to execute this contract. (Note: Party B cannot privately sublease to a third party. If subletting is required, Party A must obtain prior written consent from Party A. And the term of subletting shall not exceed the lease term stipulated in this contract. Otherwise, Party A has the right to take back the rented house and the deposit is not refundable). During the lease period, Party B shall not use the rented house as collateral or guarantee. Otherwise, Party A has the right to terminate the contract and the deposit will not be refunded, and Party B shall bear all consequences arising therefrom.

15. During the lease period, Party B agrees to accept Party A's management and service of the plant during the operation of the leased plant; any problems incurred by Party B in the course of operation that are not related to the leased house are not related to Party A. including but not limited to:

1) Party B shall purchase social security or supplementary commercial insurance for employees in the course of business operation. If Party B employees suffer work injury, work death or loss of personal or property due to third party infringement, Party B shall bear all compensation liabilities and shall not be related to Party A.

2) Party B shall not produce or sell counterfeit and shoddy goods, prohibited articles or other violations of laws, regulations and rules, and all liabilities arising therefrom shall be borne by Party B and shall not be related to Party A.

16. For the lease, if other lease contracts are signed as required, if the agreement on other lease contracts conflicts or contradicts this contract, this contract shall prevail.

17. If there are any unfinished matters in this contract, it may be supplemented in writing by both parties and signed in the form of an annex to the contract, which shall have the same effect as this contract.

18. The contract dispute arising in the performance of the contract shall be settled by both parties through negotiation. If it cannot be settled through negotiation, it may file a lawsuit with the people's court where the rental house is located.

19. Party A and Party B agree that the following communication address is the address of the two parties or the address of the document:

Party A's address: No. 12, Yingtai Road, Yingtai Industrial Zone, Dalang Street, Longhua New District, Shenzhen

Party B's address: Lianfengtai Industrial Park, 26 Qinghe Heping Road, Longhua New District, Shenzhen

The delivery address has been valid without notice of written change. A notice or document sent by one party to the other party shall be deemed to have been served by mail at the above-mentioned address. If the document is returned by the postal department at the above address, the date of return shall be deemed to be the date of service.

20. Party A promises to provide the right side of the office building door to the right side of the wall (near the garage) and to install the elevator in the outdoor area. The area is 16 square meters.

21. This contract shall be in duplicate and shall become effective after being signed or sealed by both parties. Party A and Party B shall each perform their duties.

Party A:

Signature of legal representative:

Authorized representative name:

Date of signing:

Party B:

Signature of legal representative:

Authorized representative signature:

Date of signing:

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